As filed with the Securities and Exchange Commission on July 17, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AGENUS INC.

(Exact name of Registrant as specified in its charter)

Delaware	06-1562417
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3 Forbes Road

Lexington, MA 02421

(781) 674-4400

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Garo H. Armen

Chief Executive Officer and Chairman of the Board

Agenus Inc.

3 Forbes Road

Lexington, MA 02421

(781) 674-4400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Denis Dufresne

Meister Seelig & Schuster PLLC

125 Park Ave, 7th Floor

New York, NY 10017

(212) 655-3500

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated July 17, 2026.

PROSPECTUS

Agenus Inc.

2,133,333 SHARES OF COMMON STOCK

This prospectus relates to the disposition from time to time, in one or more offerings, of up to 2,133,333 shares of our common stock, par value $0.01 per share (the “Resale Shares”) by the selling stockholder named in this prospectus (the “Holder”), or its pledgees, donees, transferees, distributees, beneficiaries or other successors in interest. This prospectus also covers an indeterminate number of shares of common stock that may be issued as a result of stock splits, stock dividends or similar transactions.

The Holder may resell or dispose of the Resale Shares to or through underwriters, broker-dealers, agents, or through any other means described in the section of this prospectus entitled “Plan of Distribution.” The Holder will bear the costs of commissions and discounts, if any, attributable to the sale or disposition of the Resale Shares. We will bear all costs, expenses and fees in connection with the registration of the Resale Shares. We will not receive any of the proceeds from the sale of the Resale Shares by the Holder.

Our common stock is listed on The Nasdaq Capital Market and trades under the symbol “AGEN.” On July 16, 2026, the last sale price of our common stock as reported on The Nasdaq Capital Market was $5.00 per share. You are urged to obtain current market quotations for our common stock.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 5 of this prospectus and under similar headings in the applicable prospectus supplement, any free writing prospectuses we have authorized for use in connection with a specific offering and in the documents incorporated by reference herein and therein.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July 17, 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”). Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, if any, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

The Holder is offering the Resale Shares only in jurisdictions where such offer is permitted. The distribution of this prospectus and the sale of the Resale Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the distribution of this prospectus and the sale of the Resale Shares outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Resale Shares by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise, in this prospectus, the words “we,” “us,” “our,” the “Company,” and “Agenus” refer to Agenus, Inc., a Delaware corporation, and unless the context indicates otherwise, also includes our wholly-owned subsidiaries.

PROSPECTUS SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference in this prospectus. It does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, especially the section entitled “Risk Factors” and the consolidated financial statements and the notes to the consolidated financial statements incorporated in this prospectus by reference.

Our Business

We are a clinical-stage biotechnology company focused on discovering and developing immunotherapies for cancer and infectious disease. Our primary business is immuno-oncology (“I-O”), where we are advancing antibody-based programs to activate innate and adaptive immunity, overcome tumor immune evasion and expand the population of patients who may benefit from immunotherapy. Our lead clinical program is botensilimab (“BOT” or “AGEN1181”), alone and in combination with balstilimab (“BAL”). We also maintain select clinical-stage immuno-oncology assets, which may be used as standalone agents or be complimentary to botensilimab plus balstilimab (“BOT/BAL”). Agenus also maintains an equity investment in MiNK Therapeutics, Inc. (“MiNK”), with an approximate fair value of $24.3 million as of December 31, 2025, and a majority ownership of a vaccine adjuvant business through our subsidiary SaponiQx, Inc. (“SaponiQx”).

We use internal discovery, translational, clinical and regulatory capabilities together with selected collaborations to advance product candidates. Following our strategic realignment announced in December 2024, we prioritized the botensilimab/balstilimab program and temporarily paused certain non-core preclinical and clinical activities while we evaluate partnering, as well as targeted funding opportunities.

Our I-O portfolio is driven by several platforms and programs, which we plan to utilize individually and in combination:

•	Multiple antibody discovery platforms, including proprietary display technologies, to identify future antibody candidates.

•

Antibody candidate programs, including our lead assets, botensilimab (“BOT”) (a multifunctional immune cell activator and human Fc-enhanced CTLA-4 blocking antibody, also known as AGEN1181) and balstilimab (“BAL”) (a PD-1 blocking antibody).

•	Our saponin-based vaccine adjuvant platform, primarily centered around our STIMULON™ cultured plant cell QS-21 adjuvant.

•	A pipeline of novel allogeneic invariant natural killer T cell (“iNKT”) therapies for treating cancer and other immune-mediated diseases, controlled by MiNK.

We regularly evaluate development, commercialization, and partnering strategies for each product candidate based on various factors, including pre-clinical and clinical trial results, competitive positioning, funding requirements, and available resources. Our lead program, BOT is progressing through multiple clinical programs as a monotherapy and in combination with BAL. In April 2023, BOT in combination with BAL received Fast Track designation from the U.S. Food and Drug Administration (“FDA”) for the treatment of patients with non-microsatellite instability-high (“MSI-H”) and/or deficient mismatch repair (“dMMR”) metastatic colorectal cancer without active liver involvement. This designation specifically targets patients who are heavily pretreated and have shown resistance or intolerance to standard chemotherapies, including fluoropyrimidine, oxaliplatin, and irinotecan, as well as those who have received a VEGF inhibitor, an EGFR inhibitor, and/or a BRAF inhibitor, if indicated. Based on the BOT/BAL clinical data generated to date, we have developed designs for registration-enabling trials in Microsatellite Stable colorectal cancer across neoadjuvant, first-line, and late-line metastatic colorectal cancer. We, together with the Canadian Cancer Trials Group (“CCTG”), are conducting BATTMAN/CO.33, a global Phase 3 trial of botensilimab plus balstilimab versus best supportive care in refractory MSS/mismatch repair proficient (“pMMR”) colorectal cancer, with sites activated and prepared to enroll patients.

Our business activities include product research, preclinical and clinical development, intellectual property prosecution, manufacturing, regulatory and clinical affairs, corporate finance and development activities, and support of our collaborations. Our product candidates require successful clinical trials and approvals from regulatory agencies, as well as acceptance in the marketplace. Part of our strategy is to develop and commercialize some of our product candidates through arrangements with academic and corporate collaborators and licensees.

Our common stock is currently listed on The Nasdaq Capital Market under the symbol “AGEN.”

Our research and development expenses for the years ended December 31, 2025, 2024, and 2023, were $79.3 million, $155.5 million, and $234.6 million, respectively. Our research and development expenses for the quarter ended March 31, 2026, was $11.8 million. We have incurred significant losses since our inception. As of December 31, 2025, and March 31, 2026, we had an accumulated deficit of $2.18 billion and $2.14 billion, respectively. We are likely to continue to incur losses until we become a commercial company generating profits.

You can find more information about us in our filings with the SEC referenced in the sections in this prospectus titled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” beginning on pages 19 and 20, respectively.

Corporate Information

Our principal executive office is located at 3 Forbes Road, Lexington, MA, 02421, and our telephone number is (781) 674-4400. Our website address is www.agenusbio.com. Information contained on our website is not a part of this prospectus.

Agenus™, Prophage™, Retrocyte Display™ and STIMULON™ are trademarks of Agenus Inc. and its subsidiaries, and companies for which we have significant influence. All rights reserved.

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, any information incorporated by reference herein and other written and oral statements we make from time to time, contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify these forward-looking statements by the fact they use words such as “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will,” “potential,” “opportunity,” “future” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. These statements are likely to relate to, among other things, our business strategy, our research and development, our product development efforts, our ability to commercialize our product candidates, the activities of our licensees, our prospects for initiating partnerships or collaborations, the timing of the introduction of products, the effect of new accounting pronouncements, uncertainty regarding our future operating results and our profitability, anticipated sources of funds as well as our plans, objectives, expectations, and intentions.

We have included more detailed descriptions of these risks and uncertainties and other risks and uncertainties applicable to our business that we believe could cause actual results to differ materially from any forward-looking statement in the “Risk Factors” section of this prospectus and the documents incorporated by reference herein including, but not limited to, the risk factors incorporated by reference from our filings with the SEC. We encourage you to read those descriptions carefully. Although we believe we have been prudent in our plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can be achieved. We caution investors not to place significant reliance on forward-looking statements contained and incorporated by reference in this prospectus; such statements need to be evaluated in light of all the information contained in this prospectus. Furthermore, the statements speak only as of the date of each document, and we undertake no obligation to update or revise these statements.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before purchasing our securities, you should carefully consider the risk factors relating to Agenus that are incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.

THE TRANSACTION

As previously disclosed, on June 3, 2025, the Company and Zynext Ventures USA LLC (the “Holder”), a wholly-owned subsidiary of ZyNext Ventures PTE. LTD Singapore, a wholly-owned subsidiary of Zydus Lifesciences Limited, entered into a Securities Purchase Agreement (the “SPA”), pursuant to which Holder agreed to purchase 2,133,333 shares of the Company’s common stock (the “Resale Shares”) for an aggregate purchase price of approximately $16.0 million, or $7.50 per share. On January 15, 2026, the transactions contemplated by the SPA closed. The Holder acquired the Resale Shares directly from the Company in a privately negotiated transaction as a strategic investment, and not with a view to, or for resale in connection with, any distribution of the Resale Shares. Under the SPA, the Company agreed to prepare and file the registration statement of which this prospectus forms a part. We are filing this registration statement in order to satisfy that contractual registration obligation. The registration of the Resale Shares does not necessarily mean that the Holder will sell any of the Resale Shares.

The foregoing description of the SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the SPA, a copy of which was filed, with confidential terms redacted, as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

USE OF PROCEEDS

We are registering these Resale Shares to satisfy our contractual obligation under the registration rights provisions of the Securities Purchase Agreement dated June 3, 2025. We are not selling any securities under this prospectus. We will not receive any proceeds from the sale or other disposition of the Resale Shares covered hereby. We have agreed to pay all costs, expenses and fees relating to registering the Resale Shares referenced in this prospectus. The Holder will pay any brokerage commissions and/or similar charges incurred in connection with the sale or other disposition by them of the shares covered hereby.

SELLING STOCKHOLDER

This prospectus covers the resale of up to 2,133,333 shares of common stock currently held by Holder. We are registering the Resale Shares in order to permit the Holder to offer the Resale Shares for resale from time to time. Registration of the Resale Shares does not require the Holder to sell, and may not result in the sale of, any of the Resale Shares. We are registering the Resale Shares solely to satisfy the registration rights we granted to the Holder under the SPA.

The information in the table is based on 44,752,288 shares outstanding as of July 17, 2026. The table below identifies the Holder and provides other information regarding the beneficial ownership of the shares of common stock held by the Holder. The second column lists the number of shares of common stock beneficially owned by the Holder, based on its ownership of shares of common stock as of July 17, 2026. The third column lists the Resale Shares being offered by this prospectus by the Holder. The fourth column assumes the sale of all of the Resale Shares offered by the Holder pursuant to this prospectus.

	Beneficial Ownership of Common Stock Prior to the Offering			Beneficial Ownership of Common Stock After the Offering
Name of Selling Stockholder	Number of Shares	Percent of Class (%)	Common Stock That May Be Offered Pursuant to This Prospectus	Number of Shares(1)	Percent of Class (%)
Zynext Ventures USA LLC	2,133,333	4.77%	2,133,333	0	*

(1)	Assumes that all the Resale Shares of Holder covered by this prospectus are sold, and that the Holder does not acquire any additional shares of common stock before the completion of this offering.
(2)

All investment decisions for Zynext Ventures USA LLC are made by Jay Kothari, who has voting and investment control as Manager of Holder. The principal business address of Zynext Ventures USA LLC is 73 Route 31N, Pennington, NJ 08534.

PLAN OF DISTRIBUTION

The Holder, including its pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the Resale Shares covered by this prospectus. We will not receive any proceeds from the sale of the shares of our common stock held by any of the Holder. We will bear all fees and expenses incident to our obligation to register the Resale Shares covered by this prospectus.

The Holder may sell all or a portion of the Resale Shares beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Resale Shares are sold through underwriters or broker-dealers, the Holder will be responsible for underwriting discounts or commissions or agent’s commissions. The Resale Shares may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions other than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

The Holder may use any one or more of the following methods when disposing of Resale Shares or interests therein:

•	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through the writing of options on the shares;

•	to cover short sales made after the date that this registration statement is declared effective by the SEC;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	a combination of any other method permitted by applicable law.

The Holder may, from time to time, pledge or grant a security interest in some or all of the Resale Shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Resale Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of the selling stockholder(s) to include the pledgee, transferee, or other successors in interest as the Holder under this prospectus. The Holder also may transfer the Resale Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of Resale Shares or interests therein, the Holder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Resale Shares in the course of hedging the positions they assume. The Holder may also sell Resale Shares short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Holder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Resale Shares offered by this prospectus, which Resale Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Broker-dealers engaged by the Holder may arrange for other broker-dealers to participate in sales. If the Holder effects certain transactions by selling Resale Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Holder or commissions from purchasers of the Resale Shares for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable rules of the Financial Industry Regulatory Authority (“FINRA”); and in the case of a principal transaction a markup or markdown in compliance with applicable FINRA rules.

The aggregate proceeds to the Holder from the sale of the Resale Shares offered by it will be the purchase price of the Resale Shares less discounts or commissions, if any. The Holder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Resale Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Holder also may resell all or a portion of the Resale Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The Holder and any underwriters, broker-dealers or agents that participate in the sale of the Resale Shares or interests therein may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Resale Shares may be underwriting discounts and commissions under the Securities Act. The Holder is subject to the prospectus delivery requirements of the Securities Act.

To the extent required pursuant to Rule 424(b) under the Securities Act, the Resale Shares to be sold, the name of each selling stockholder, the purchase price and public offering price, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Resale Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Resale Shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The Holder and any other person participating in a sale of the Resale Shares registered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Resale Shares by the Holder and any other participating person. All of the foregoing may affect the marketability of the Resale Shares and the ability of any person or entity to engage in market-making activities with respect to the Resale Shares. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Holder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Holder may indemnify any broker-dealer that participates in transactions involving the sale of the Resale Shares against certain liabilities, including liabilities arising under the Securities Act.

DESCRIPTION OF CAPITAL STOCK

Agenus is authorized to issue up to 800,000,000 shares of common stock, par value $0.01 per share, with 44,752,288 issued and outstanding as of July 17, 2026. Agenus is also authorized to issue up to 5,000,000 shares of preferred stock, par value $0.01 per share, with 31,620 shares of Series A-1 convertible preferred stock designated, issued and outstanding and currently convertible into 16,666 shares of common stock

The material terms and provisions of our common stock, our preferred stock and each other class of our securities that qualifies or limits our common stock, are described in our Registration Statement on Form 8-A filed January 24, 2000, as supplemented by the description of our common stock contained in Exhibit 4.13 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, both of which are incorporated by reference in this prospectus. For the complete terms of our common stock, preferred stock and preferred stock purchase rights, please refer to our certificate of incorporation, by-laws and certificates of designation, preferences and rights that we have filed with the SEC. The terms of these securities may also be affected by the General Corporation Law of the State of Delaware.

LEGAL MATTERS

The validity of the securities that may be offered hereby will be passed upon for us by Mesiter Seelig & Schuster PLLC, New York, New York.

EXPERTS

The consolidated financial statements of Agenus Inc. as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2025 consolidated financial statements contains an explanatory paragraph that states that the Company’s recurring losses from operations and net capital deficiency raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. Documents we have filed with the SEC are also available on our website at www.agenusbio.com. Information contained on our website does not constitute a part of this prospectus and is not incorporated by reference herein.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information we file with the SEC. This helps us disclose certain important information to you by referring you to the documents we file. The information we incorporate by reference is an important part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. We incorporate by reference each of the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2025 (File No. 000-29089);

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2026 (File No. 000-29089);

•

our Current Reports on Form 8-K filed on February  10, 2025, February  26, 2025, May  12, 2025, June  4, 2025, June  20, 2025, September  23, 2025, October  9, 2025, January  8, 2026, January  14, 2026, and January 16, 2026 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed) (File No. 000-29089);

•	our Proxy Statement on Schedule 14A filed with the SEC on April 30, 2025, as amended on May 5, 2025 and June 6, 2025 (File No. 000-29089); and

•

the description of our common stock contained in our registration statement on Form 8-A filed under the Securities Exchange Act on January 24, 2000, including any amendment or reports filed for the purpose of updating such descriptions (File No. 000-29089).

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide each person to whom this prospectus is delivered a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may obtain copies of these filings, at no cost, through the “Investor” section of our website (www.agenusbio.com), and you may request copies of these filings, at no cost, by writing or telephoning us at:

Agenus Inc.

3 Forbes Road

Lexington, MA 02421

Attention: Legal Department

Telephone: (781) 674-4400

The information contained on our website is not a part of this prospectus.

July 17, 2026

PROSPECTUS

2,133,333 Shares of Common Stock

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the various expenses in connection with the registration of the securities offered hereby. Agenus Inc. will bear all of these expenses. All amounts are estimated except for the SEC registration fee:

Item	Amount
SEC registration fee	$1,465.70
Legal fees and expenses		*
Accounting fees and expenses	$16,000	*
Printing and related expenses	$5,000	*
Miscellaneous	$1,000	*
Total	$23,465.70	*

*	Estimated

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law permits, in general, a Delaware corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or served another business enterprise in any capacity at the request of the corporation, against liability incurred in connection with such proceeding, including the expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, additionally had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation’s power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit, provided that no indemnification shall be provided in such actions in the event of any adjudication of negligence or misconduct in the performance of such person’s duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply. Section 145 of the Delaware General Corporation Law also permits, in general, a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred by such person in such capacity, whether or not the corporation would have the power to indemnify such person against such liability.

We have entered into indemnification agreements with each of our directors and certain executive officers and have obtained insurance covering our directors and officers against losses and insuring us against certain of our obligations to indemnify our directors and officers.

Our Sixth Amended and Restated By-Laws provide that we shall indemnify each of our directors and officers, to the maximum extent permitted from time to time by law, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by reason of the fact that he or she is a director or officer.

This right of indemnification conferred in our Sixth Amended and Restated By-Laws is not exclusive of any other right.

In addition, as permitted by Section 102 of the Delaware General Corporation Law, our Amended and Restated Certificate of Incorporation, as amended, includes a provision that eliminates the personal liability of our directors for monetary damages for breach of their fiduciary duty as directors except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

These indemnification provisions may be sufficiently broad to permit indemnification of our directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 16.	Exhibits

The following Exhibits are incorporated herein by reference:

3.1	Amended and Restated Certificate of Incorporation of Antigenics Inc. filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-29089) filed on June 10, 2002 and incorporated herein by reference.

3.1.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Antigenics Inc. filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-29089) filed on June 11, 2007 and incorporated herein by reference.

3.1.2	Certificate of Ownership and Merger changing the name of the corporation to Agenus Inc. filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-29089) filed on January 6, 2011 and incorporated herein by reference.

3.1.3	Certificate of Second Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-29089) filed on September 30, 2011 and incorporated herein by reference.

3.1.4	Certificate of Third Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. filed as Exhibit 3.1.4 to our Quarterly Report on Form 10-Q (File No. 000-02089) for the quarter ended June 30, 2012 and incorporated herein by reference.

3.1.5	Certificate of Fourth Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-29089) filed on April 25, 2014 and incorporated by reference herein.

3.1.6	Certificate of Fifth Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-29089) filed on June 16, 2016 and incorporated by reference herein.

3.1.7	Certificate of Sixth Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-29089) filed on June 24, 2019 and incorporated herein by reference.

3.1.8	Certificate of Seventh Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-29089) filed on August 5, 2022 and incorporated herein by reference.

3.1.9	Certificate of Eighth Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. Filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 0-29089) filed on April 5, 2024 and incorporated herein by reference.

3.2	Sixth Amended and Restated By-laws of Agenus Inc. filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-29089) filed on March 25, 2022 and incorporated herein by reference.

5.1*	Opinion of Meister Seelig & Schuster PLLC.

10.1	Securities Purchase Agreement, by and between the Company and Zynext Ventures USA LLC, dated June 3, 2024. Filed as Exhibit 10.3 to our Quarterly Report (File No. 000-29089) on Form 10-Q for the quarter ended June 30, 2025 (File No.

23.1	Consent of Meister Seelig & Schuster PLLC (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP, an independent registered public accounting firm.

24.1	Power of Attorney (included in the signature page to this Registration Statement).

107*	Calculation of Registration Fee

*	Filed herewith.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement; provided however, that paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on this 17th day of July 2026.

AGENUS INC.

By:	/s/ Garo H. Armen, Ph.D.
Garo H. Armen, Ph.D.
Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Garo H. Armen, Ph.D., his or her true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all supplements amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the dates indicated by the following persons in the capacities indicated.

SIGNATURE	TITLE	DATE

/s/ Garo H. Armen, Ph.D. Garo H. Armen, Ph.D.	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive and Financial Officer)	July 17, 2026

/s/ Jennifer S. Buell, Ph.D. Jennifer S. Buell, Ph.D.	Director	July 17, 2026

/s/ Brian Corvese Brian Corvese	Director	July 17, 2026

/s/ Tom Harrison Tom Harrison	Director	July 17, 2026

/s/ Susan Hirsch Susan Hirsch	Director	July 17, 2026

/s/ Timothy R. Wright Timothy R. Wright	Director	July 17, 2026